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                GOLDEN WEST INVESTMENT COMPANY, INC.

                    ARTICLES OF INCORPORATION


                               I.

                          INCORPORATOR

         The undersigned, Hilary E. O'Brien, whose mailing address is 345 California Street, San Francisco, California 94104, being at least 18 years of age, does hereby form a corporation under and by virtue of the General Laws of the State of Maryland.

                               II.

                              NAME

          The name of the corporation (hereinafter called the "Corporation") is:

           Golden West Investment Company, Inc.


                              III.

                       PURPOSES AND POWERS

          The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it are:

          (a) To conduct and carry on the business of an open-end investment company under the Investment Company Act of 1940 (the "1940 Act").

          (b) To hold, invest and reinvest its assets in securities and other investments including holding part or all of its assets in cash, including foreign currencies.

          (c) To issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration (including, without limitation, securities) now or hereafter permitted by law.

          (d) To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the shareholders of the Corporation) shares of its capital stock, in any manner and to the extent now or

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hereafter permitted by law and by these Articles of Incorporation.

          (e) To do any and all such acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of the purposes stated in this Article.

          The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the laws of the State of Maryland.

                               IV.

               PRINCIPAL OFFICE AND RESIDENT AGENT

          The principal address of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name and address of the Corporation's resident agent is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

                               V.

                          CAPITAL STOCK

          (a) The total number of shares of capital stock which the Corporation shall have the authority to issue is One Billion (1,000,000,000) shares of the par value of $.0001 per share and of the aggregate par value of One Hundred Thousand Dollars ($100,000). The Board of Directors of the Corporation is hereby empowered to increase or decrease, from time to time, the total number of shares of capital stock that the Corporation shall have authority to issue without any action by the shareholders.

          (b) Any fractional share shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including the right to vote and the right to receive dividends.

          (c) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the By-Laws of the Corporation.

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          (d)  As used in these Articles of Incorporation, a "series" of shares represent interests in the same assets, liabilities, income, earnings and profits of the Corporation; each "class" of shares of a series represents interests in the same underlying assets, liabilities, income, earnings and profits, but may differ from other classes of such series with respect to fees, expenses, other liabilities, dividends, distributions, liquidation preferences, voting rights, redemption rights, or such other matters as shall be established by the Board of Directors. Initially, the shares of capital stock of the Corporation shall be all of one class and series. The Board of Directors shall have authority to classify and reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock. Subject to the provisions of Section (e) of this Article V and applicable law, the power of the Board of Directors to classify or reclassify any of the shares of capital stock shall include, without limitation, authority to classify or reclassify any such stock into one or more series of capital stock and to divide and classify shares of any series into one or more classes of such series, by determining, fixing or altering one or more of the following:

               1. The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased or otherwise acquired by the Corporation shall remain part of the authorized capital stock and be subject to classification and reclassification as provided herein;


               2. Whether and, if so, the rates, amounts and times at which, and the condition under which, dividends shall be payable on shares of such class or series;

               3. Whether shares of such class or series shall have voting rights in addition to any general voting


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          rights provided by law and the charter of the
          Corporation and, if so, the terms of such additional voting rights;

               4. The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation.

          (e) Shares of capital stock of the Corporation shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:

               1. ASSETS BELONGING TO A CLASS OR SERIES. All consideration received by the Corporation for the issue or sale of stock of any class or series of capital stock, together with all assets in which such consideration is invested and reinvested, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the class or series of shares of capital stock with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form, are herein referred to as "assets belonging to" such class or series. Any assets, income, earnings, profits, and proceeds thereof, funds or payment which are not readily attributable to any particular class or series shall be allocable among any one or more of the classes or series in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable; and each such allocation by the Board of Directors shall be conclusive and binding upon the shareholders of all classes and series for all purposes.

               2. LIABILITIES BELONGING TO A CLASS OR SERIES. The assets belonging to each particular class or series shall be charged with the liabilities of the Corporation in respect of that class or series and with all expenses, costs, charges, and reserves attributable to that class or series, and shall be so recorded upon the books of account of the Corporation. Such

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          liabilities, expenses, costs, charges and reserves,
          whether with any items allocated to that class or series as provided in the following sentence, so charged to that class or series are herein referred to as "liabilities belonging to" that class or series. The Board of Directors shall allocate and charge any general liabilities, expenses, costs, charges or reserves of the Corporation that are not readily identifiable as belonging to any particular class or series to and among any one or more of the classes or series created from time to time in such manner and on such basis as the Board of Directors in its sole discretion deems fair and equitable; and each such allocation by the Board of Directors shall be conclusive and binding upon the shareholders of all classes and series for all purposes.

               3. DIVIDENDS AND DISTRIBUTIONS. Shares of each class or series of capital stock shall be entitled to such dividends and distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such class or series, provided, however, that dividends and distributions on shares of a class or series of capital stock shall be paid only out of the lawfully available assets belonging to such class or series after providing for liabilities belonging to such class or series.

               All dividends and distributions on shares of a particular class or series shall be distributed pro rata to the holders of that class or series in proportion to the number of shares of that class or series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the shareholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors.

               The Corporation intends to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, or any successor or comparable statue thereto, and regulations promulgated thereunder. Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends,

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          including dividends designated in whole or in part as
          capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid liability of the Corporation for Federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the Corporation for such tax.

               4. LIQUIDATION. In the event of the liquidation or dissolution of the Corporation, or of a particular class or series shareholders of each class or series of capital stock shall be entitled to receive, as a series, out of the assets of the Corporation available for distribution to shareholders, but other than general assets not belonging to any particular class or series of capital stock, the assets belonging to such class or series. The assets so distributable to the shareholders of any class or series of capital stock shall be distributed among such shareholders in proportion to the number of shares of such class or series held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular class or series of capital stock and available for distribution, such distribution shall be made to the holders of capital stock of all classes or series of capital stock in proportion to the asset value of the respective class or series of capital stock determined as hereinafter provided.

               The liquidation of any particular class or series in which there are shares then outstanding may be authorized by vote of a majority of the Board of Directors then in office, subject to the approval of a majority of the outstanding securities of that class or series, as defined in the 1940 Act, and without the vote of any other class or series. The liquidation or dissolution of a particular class or series may be accomplished, in whole or in part, by the transfer of assets of such class or series to another class or series or by the exchange of shares of such class or series for the shares of another class or series.

               5. VOTING. Each shareholder of each class or series of capital stock shall be entitled to one vote for each share of capital stock, irrespective of the class or series, then standing in his name on the books of the Corporation, and on any matter submitted to a

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          vote of shareholders, all shares of capital stock then
          issued and outstanding and entitled to vote shall be voted in the aggregate and not by series except: (i) when expressly required by the 1940 Act or the laws of the State of Maryland, shares of capital stock shall be voted by individual class or series and (ii) when only shares of capital stock of a particular class or series are affected by a matter only such shares so affected shall be entitled to vote on such matter.

               6. REDEMPTION. To the extent the Corporation has funds or other property legally available therefor, each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares standing in the name of such holder on the books of the Corporation, at the redemption price of such shares as in effect from time to time as may be determined by the Board of Directors of the Corporation in accordance with provisions of applicable law. Without limiting the generality of the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time to redeem the shares owned by any holder of capital stock of the Corporation if the value of such shares in the account of such holder is less than the minimum initial investment amount applicable to that account as set forth in the Corporation's current registration statement under the 1940 Act, and subject to such further terms and conditions as the Board of Directors of the Corporation may from time to time adopt. The redemption price of shares of capital stock of the Corporation shall, except as otherwise provided in this Section (e)(6), be the net asset value thereof as determined by, or pursuant to methods approved by, the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be specified in the Corporation's current registration statement under the 1940 Act. Payment of the redemption price shall be made in cash by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist which may payment wholly in cash unwise or undesirable. In such event the Corporation may make payment wholly or partly by securities or other property included in the assets belonging or allocable to the class or series of the shares redemption of which is being sought, the value of which shall be determined as provided herein.

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               7.   STOCK CERTIFICATES.  The Corporation shall
          not be obligated to issue certificates representing shares of any class or series unless it shall receive a written request therefor from the record holder thereof in accordance with procedures established in the By-laws or by the Board of Directors.


                         VI.  DIRECTORS

          The number of directors of the Corporation shall be three (3), which number may be, from time to time, increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force. The names of the directors who shall serve until the first annual shareholders meeting or until their successors are elected and qualify are as follows:

               Herbert M. Sandler
               Marion O. Sandler
               Richard A. Crane


                              VII.

    PROVISIONS FOR DEFINING, LIMITING AND REGULATING CERTAIN
          POWERS OF THE CORPORATION AND OF THE DIRECTORS
                         AND SHAREHOLDERS

          The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and shareholders:

          (a) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix. Any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

          (b) The Board of Directors of the Corporation shall have power from time to time and in its sole discretion to determine, in accordance with sound accounting practice, what

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constitutes annual or other net income, profits, earnings, surplus, or net assets; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the shareholders of record on such dates as it may from time to time determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of shareholders, except as otherwise provided by statute or by the By-Laws, and, except as so provided, no shareholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

          (c) The Board of Directors of the Corporation may establish in its absolute discretion the basis or method for determining the value of the assets belonging to any class or series, and the net asset value of each share of capital stock of each series and class for purposes of sales, redemptions, repurchases of shares or otherwise.

          The Board of Directors may determine to maintain the net asset value per share of any class or series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to that class or series as dividends payable in additional shares of that class or series at the designated constant dollar amount and for the handling of any losses attributable to that class or series. Such procedures may provide that in the event of any loss, each shareholder shall be deemed to have contributed to the capital of the Corporation attributable to that class or series his pro rata portion of the total number of shares required to be cancelled in order to permit the net asset value per share of that class or series to be maintained, after reflecting such loss, at the designated constant dollar amount. Each shareholder of the Corporation shall be deemed to have agreed, by his investment in any class or series with respect to which the Board of Directors shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

          (d) Any contract, transaction, or act of the Corporation or of the Board of Directors which shall be ratified by a majority of a quorum of the shareholders having voting powers at any annual meeting, or at any special meeting called

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for such purpose, shall so far as permitted by law be as valid and as binding as though ratified by every shareholder of the Corporation.

          (e) Unless the By-Laws otherwise provide, any officer or employee of the Corporation (other than a director) may be removed at any time with or without cause by the Board of Directors or by any committee or superior officer upon whom such power of removal may be conferred by the By-Laws or by authority of the Board of Directors.

          (f) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of any series or class, or of all classes or series of capital stock, or by the total number of such shares, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon.

          (g) The Corporation shall indemnify (1) its directors to the full extent provided by the general laws of the State of Maryland and the 1940 Act now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (2) its officers to the same extent it shall indemnify its directors; and (3) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law. Any indemnification by the Corporation shall be consistent with the requirements of law, including the 1940 Act. The foregoing shall not be exclusive of any other rights to which a person seeking indemnification may be entitled under any insurance policy, agreement or otherwise and shall inure to the benefit of the heirs, executors and personal representatives of such person.

          (h) In addition to the powers and authority hereinbefore, hereinafter or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the laws of Maryland, of these Articles of Incorporation and of the By-Laws of the Corporation.

          (i) The Corporation reserves the right from time to time to make any amendments of its Articles of Incorporation which may now or hereafter be authorized by law, including any amendments changing the terms or

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contract rights, as expressly set forth in its Articles of Incorporation, of any of its outstanding stock by classification, reclassification or otherwise but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of the votes entitled to be cast thereon, by a vote at a meeting or in writing with or without a meeting.

          (j) The Corporation shall not be required to hold an annual meeting of shareholders in any year in which the laws of Maryland do not require that such a meeting be held.

          The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Articles of Incorporation of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

                              VIII.

                   DURATION OF THE CORPORATION

          The duration of the Corporation shall be perpetual.


          IN WITNESS WHEREOF, I have signed these Articles of Incorporation, acknowledging the same to be my act, on November 13, 1987.

                                   /s/ Hilary E. O'Brien
                                   ---------------------------
                                   Hilary E. O'Brien


WITNESS:


/s/ Don Mark
----------------------------
Don Mark


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